UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 8, 2023

Date of Report (date of earliest event reported)

Babylon Holdings Limited

(Exact name of registrant as specified in its charter)

Bailiwick of Jersey, Channel Islands (State or other jurisdiction of incorporation)	001-40952 (Commission File Number)	98-1638964 (IRS Employer Identification No.)

1 Knightsbridge Green, London, United Kingdom		SW1X 7QA
(Address of principal executive offices)		(Zip Code)
(+44 (0)) 20 7100 0762
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.001056433113 per share	BBLNF	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

Certain affiliates of Centene Corporation (the “Centene Affiliates” and, together, “Centene”) are parties to the following agreements (collectively, the “Babylon Contracts”) with Babylon Healthcare, Inc. and/or its affiliates (the “Babylon Contracting Parties”), each of which is a subsidiary of Babylon Holdings Limited (“Babylon” or the “Company”):

BABYLON AGREEMENTS

All as may have been amended:

Name of Agreement	Centene Affiliate Parties	Effective Date
Babylon Capitation Agreement	Home State Health Plan, Inc.	10/01/20
Participation Provider Agreement	Home State Health Plan, Inc., California Health & Wellness Plan, Health Net of California, Inc., and Health Net Community Solutions, Inc., Iowa Total Care, SilverSummit HealthPlan, Inc., Oklahoma Complete Health, Inc., WellCare of Oklahoma, Inc., WellCare Health Insurance Co. of Oklahoma, Inc. and Centene Venture Company Indiana, Coordinated Care Corporation, d/b/a Managed Health Services.	04/01/20
Participating Provider Agreement (Babylon Healthcare of TX, LLC)	Celtic Ins. Co., on behalf of itself and any of its Affiliates that choose to participate	01/01/23
Participating Provider Agreement (Babylon Healthcare, PLLC)	Celtic Ins. Co., on behalf of itself and any of its Affiliates that choose to participate	01/01/23
Value-Based Program Participating Provider Agreement	Home State Health Plan, Inc.	01/01/22
Participating Provider Agreement	Nebraska Total Care, Inc.	01/01/23
Value-Based Program Participating Provider Agreement	Magnolia Health Plan, Inc.	10/01/21
Participating Provider Agreement	Buckeye Community Health Plan, Inc.	01/01/23
Value-Based Program Participating Provider Agreement	Iowa Total Care, Inc.	01/01/22
Value-Based Program Participating Provider Agreement	Granite State Health Plan, Inc.	01/01/23
Participating Provider Agreement	Peach State Health Plan, Inc.	10/01/21
Fidelis Care Standard Health Services Agreement 20	New York Quality Healthcare Corporation d/b/a Fidelis Care	01/01/20
Value-Based Program Participating Provider Agreement	Peach State Health Plan, Inc.	10/1/21

On August 4, 2023, Centene, on behalf of the Centene Affiliates, delivered written notice (the "Non-Renewal Notice") to the Babylon Contracting Parties that the Centene Affiliates do not intend to renew the Babylon Contracts or any other agreements between Centene and the Babylon Contracting Parties (collectively, the "Centene Agreements"), and that Centene reserved their rights to terminate the respective Centene Agreements to which they are parties.

On August 7, 2023, the Company announced that the transaction proposed by AlbaCore Capital LLP (“AlbaCore”) and MindMaze Group SA (“MindMaze”) for a business combination of the Company’s core operating subsidiaries with MindMaze, previously announced on June 23, 2023 (the “Previously Proposed Transaction”), will not proceed, and that the Company was exiting its core US business.

Following this disclosure, on August 8, 2023, the Babylon Contracting Parties received formal written notification (the "Termination Notice") from Centene of immediate termination for all Babylon Contracts, but excluding the following three agreements with Babylon's IPA Business (as amended from time to time): (a) the California Plan-to-Plan Agreement between Meritage Health Plan and Health Net of California, Inc., with an original effective date June 1, 2021; (b) the Provider Participation Agreement between Meritage Medical Network (f/k/a Marin IPA) and Health Net of California, Inc., with an original effective date of January 1, 2011; and (c) the Provider Participation Agreement between Meritage Medical Network (f/k/a First Choice Medical Group) and Health Net of California, Inc., with an original effective date of November 1, 2014.

The Centene Agreements, collectively, are material to the Company and relate to the provision of healthcare services to Centene's patients and members, representing 48.1% of the Company's revenue in the year ended December 31, 2022. Babylon has not identified any material early termination penalties as a result of the receipt of the Non-Renewal Notice or Termination Notice. In addition to the Centene Agreements, Centene has a material relationship with Babylon as a Babylon Class A ordinary shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2023

Babylon Holdings Limited

By:	/s/ David Humphreys
Name:	David Humphreys
Title:	Chief Financial Officer